BYLAWS OF

VIVA CONSULTING GROUP INC.

A Delaware Corporation

ARTICLE J

OFFICES; PURPOSE

      Section  1.01.   Registered  Office.  The  registered  office of  Viva Consulting Group  Inc. (the "Corporation")  in  the  State  of  Delaware  shall  be located  at  2035  Sunset  Lake  Road,  Suite  B-2, Newark, New Castle County, Delaware 19702. The name of the Corporation's registered agent at such address shall be Legallnc  Corporate Services, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors ofthe Corporation.

Section  1.02.  Other  Offices. The  principal  office  of the  Corporation  shall  be located  at  3
Dairyfield  Court, Rockville, Maryland  20852. The Corporation  may also have an office or offices at such other places, both within and without the State of Delaware, as the Board of Directors  may from time to time determine or the business of the Corporation may require.

      Section 1.03.  Purposes of the Corporation.  The primary purpose of the Corporation is to engage in any lawful act or activity for which the corporation may be organized under the General Corporation Law of the State of Delaware,  as the same may be amended  and supplemented  from time to time (the "DGCL").

            ARTICLE II MEETINGS OF STOCKHOLDERS
      Section  2.01. Place and Time of Meetings. All meetings of stockholders shall  be held at such date and time as designated  in the notice of such meeting by the Board of Directors of the Corporation. The Board of Directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication  (as provided under tfue General Corporation  Law of the State of Delaware, as the same may be amended and supplemented  (the "DGCL"), as the place of meeting for any annual  meeting or for any special meeting called by the Board of Directors. If no designation  is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the Corporation as designated in the Certificate of Incorporation.

      Section 2.02. Annual Meeting.  The annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. Unless members of the Board of Directors (each, a "Director") are elected by written consent in lieu of an annual meeting as permitted under the DGCL, an annual meeting of stockholders shall be held for tihe election of Directors. No annual meeting need be held if not required by the Corporation's Certificate  of  Incorporation, as  the  same may  be amended  from  time  to time  (the "Certijicllte  of Incorportltion"). If no annual meeting is held in accordance with the foregoing provisions, or action by written  consent  to  elect  directors  in  lieu  of  an  atmual meeting  has  not  been  taken,  the Board  of

Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance  with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting. In tbis case, all references herein to tbe "annual meeting  of stockholders" shall be deemed to refer to such special meeting.

      Section 2.03. Special Meetings. Special meetings of stockholders may be called at any time, by the Board of Directors, for any purpose or purposes (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State  of Delaware, and/or by means of remote communication, as  shall  be stated  in a notice  of meeting  or in  a duly executed  waiver of  notice thereof   Special  meetings  of stockholders, for any purpose or purposes, may be called by stockholders  representing a majority of the voting power of all of  the then  outstanding  shares  of  stock  entitled  to vote  generally  in  the election  of  directors  (the "Voting Stock). Business transacted at any special meeting of stockholders  shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

      Section  2.04.  Notice.  Whenever  stockholders  are  required  or  permitted  to  take  action  at  a meeting,  written  or  printed   notice  stating   the  place,  if  any,  date,   time,  the  means  of  remote communications, if any,  by which stockholders  and proxy  holders  may  be deemed to be present  in person and vote at such meeting, and, in the case of special meetings, the purpose(s), of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a Sjpecial meeting shall state, in addition, the purpose or purposes for which the meeting is called. All such notices shall be delivered, either personally, by mail, or by a form of electronic  transmission  (if consented  to by the stockholder), by or at the direction  of the Board of Directors, the President or the Secretary, and if mailed, such  notice shall  be deemed  to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records ofthe Corporation.

      Any stockholder  may waive notice of any meeting, whether special or annual, either before, at or after the  meeting. Such  a waiver  shall  be in  writing, signed  by the person  entitl ed to notice, or waived by electronic transmission by the person entitled to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or notice, or any waiver by electronic transmission.

      Section  2.05. Quorum. Except  as otherwise provided  in the Certificate  of Incorporation  or by the DGCL, the presence of stockholders  holding a majority of the shares  of the cap-ital stock of the Corporation  issued and outstanding and entitled to vote, either in person or represented by proxy, shall constitute  a quorum for transaction of business at the meeting. The holders of a majority of the shares represented, whether or not constituting a quorum, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes  for the remainder of the meeting and for  any adjournment of  the  meeting  unless a new record  date is or must  be set for  that adjourned meeting.

notice need not be given  of the adjourned  meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and! proxy holders may be deemed to be present in person  and  vote at  such adjourned  meeting  thereof  are  announced  at the  meeting, at  which  the adjoumment  is taken. At the adjoumed meeting the Corporation may transact any business which might have been transacted  at the original meeting. If the adjournment  is for  more than thirty (30) days, a notice of  the adjourned  meeting shaJI be given to each stockholder  of  record entitled  to vote at the meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the adjourned  meeting, the Board of Directors  shall fix a new record date  for notice of such adjourned meeting to each stockholder of record entitled to vote at such adjourned  meeting as of the record date fixed for notice of such adjourned meeting.

      Section  2.07. Vote  Required.  Each stockholder  shall have one vote  for each  share of capital stock entitled  to vote held of record by such stockholder, and a proportionate  vote for each fractional share so bold, unless otherwise provided in the Certificate of Incorporation.  When a quorum  is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question  (including  but  not  limited  to  the  election  of  Directors)  is  one  upon  which  by  express provisions of an applicable  law or of the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Where a separate vote by class or series, or classes or series, is required, the affirmative vote of the majority  of outstanding  shares of such class or series, or classes  or series, present  in person  or represented  by proxy at the meeting, shall constitute a quorum  entitled  to take action  with respect  to that vote on that matter and, in all matters other than the election of Directors, the affirmative vote of the majority of shares of such class or series, or classes or series, present in person or represented  by proxy at the meeting shall be the act of such class or series, or classes or series, unless the question is one upon  which by express  provisions  of an applicable  Jaw or of the Certificate  of  Incorporation  a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present  in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

      Section 2.08. Proxies. Each stockholder  of record entitled to vote at a meeting of stockholders or to express consent or dissent to corporation action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by the stockholder  or his authorized agent and delivered to the Secretary or other officer of the Corporation authorized to tabulate votes. No such proxy shaH be voted or acted upon after thre.e (3) years from its date of execution  unless the proxy expressly provides for a longer period.

      The death or incapacity  of the stockholder appointing  a proxy does not affect  the right of the Corporation  to accept the proxy's authority unless notice of the death or incapacity  is received by the Secretary  or other officer  or agent of the Corporation  authorized  to tabulate  votes  before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.

      Section  2.09. Action by Written Consent.  Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation  may be taken without a meeting, without prior notice  and without  a vote, if a consent  in  writing or  electronic  transmission, setting  forth the action so taken and bearing the dates of signature of the stockholders who gave the consent or consents, is signed by the holders of outstanding stock having not less than the minimum  number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted,  and delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation's principal executive office, or an officer or agent of the Corporation  having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. No written or electronic consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation  as required  by  this  Section  2.09, consents  given  by  the  holders  of a sufficient number of  shares  to talke such corporate  action are so recorded.  Prompt  notice of the taking of the corporate action without a meeting by less than unanimous written or electronic consent shall be given to those stockholders who have not consented. Any action taken pursuant to such written or electronic consent of the stockholders  shall  have the same force and effect as if taken by the stockholders  at a meeting thereof   Any copy, facsimile  or other reliable  reproduction  of  a consent  in writing may  be substituted in lieu of the original writing for any and all purposes for which the original writing could be used; provided, however, that such copy, facsimile  or other reproduction  shall be a complete reproduction of the entire original writing.

      Section  2.1 0. Record Date. The officer who has charge of the stock  ledger of  the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the  stockholders  entitled  to  vote  at  that  meeting;  provided,  however,  that  if  the  record  date  for determining  the stockholders entitled to vote is less than ten (I0) days before the meeting, the list shall reflect  the  stockholders  entitled  to  vote  as  of  the  tenth  day  before  the  meeting  date, arranged  in alphabetical order, and showing the address of each stockholder and the number of shares registered in his or her name; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10)  days before the meeting  date. Such list shall be open  to the examination  of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire time of the meeting, and may be inspected by any stockholder who is present.

ARTICLE III DIRECTORS
      Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

      Section  3.02. Number  and Term  of Office. The number of Directors  who shall constitute  the entire Board of Directors shall be determined by resolution of the stockholders, but shall in no event be less than one (1). The number of directors may be decreased at any time and from time to time either by the stockholders  or by a majority  of the Directors then in office, but only to eliminate  vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the annual meeting of stockholders  or by such stockholders  as have the right to vote on such election. Directors need not be stockholders of the corporation. In the event of a  vacancy  in the Board  of Directors, the remaining Directors,  except as otherwise provided  by law, increased at any time and from time to time by the stockholders or by a majority of the Directors then in office. Each Director shall hold office until the next annual  meeting of stockholders  and until his successor is elected and qualified, or until his or her earlier death, resignation or removal.

      Section 3.03. Procedure for Election of Directors: Required Vote. Election of Directors at all meetings of the stockholders  at which Directors are to be elected shall be by ballot. If authorized by the Board  of Directors,  such  requirement  of a written  ballot  shall  be satisfied  by a ballot  submitted  by electronic  transmission, provided  that  any such  electronic  transmission  must either  set  forth  or  be submitted  with information  from  which  it can  be determined  that  the  electronic  transmission  was authorized  by the stockholder  or proxy  holder.  A plurality  of the votes  cast at any  meeting for the election of Directors at which a quorum  is present shall elect  Directors. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the shares present  in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

      Stockholders  may  act by written  consent  to elect  Directors; provided, however, that if such consent is less than unanimous, such action by written consent  may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled  by such action. Any other  proper business may be transacted at the annual meeting of shareholders.

      A bylaw amendment  adopted  by stockholder which specifies the votes that shall be necessary for the election of Directors shall not be further amended or repealed by the Board of Directors.

      Section 3.04. Duties. A director shall discharge his or her duties as a director, including his or her duties as a member of a committee: (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner he or she reasonably believes to be in the best interests of the Corporation.

      Section  3.05. Removal  and Resignation. Any  Director  may  resign  by delivering  his or her notice of resignation in writing or by electronic transmission  to the Corporation at its principal office. Such resignation  shall  be effective  upon receipt unless  the resignation  is specified  to be effective  at some other  time or upon  the happening  of some other event.  Any Director, or the entire Board  of Directors,  may be removed,  with or without cause, by the holders  of  a majority of  the shares  then entitled  to  vote at  an  election  of  Directors,  except  that  the  Directors  elected  by  the  holders  of  a particular  class or series  of stock  may be removed without  cause only  by vote of  the holders of  a majority of the outstanding shares of such class or series, and except as otherwise as provided  in the DGCL.

      Section 3.06. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring,  including a vacancy resuhing from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her  predecessor  in office, and a Director  chosen  to fill a  position rest1lting from an  increase in the number  of  directors  shall  hold  office  until  the  next annual  meeting  of  stockholders  and  until  his successor is elected and qualified, or until his or her earlier death, resignation or removal.

      Section 3.07. Time, Notice, and Call ofMeetings. The Board of Directors may, at any time and from  time  to time,  provide by resolution  the  time and place,  either  within  or without  the State  of

Delaware, for the holding of regular meetings of the Board of Directors. Regular meetings of the Board of Directors  may be held  without notice at such time and place, either within or without  the State of Delaware,  as the Board  of Directors  may fix; provided that any Director  who is absent  when such  a detennination is made  shall be given notice of the detennination. A regular meeting of the Board of Directors  may be held without notice immediately after, and at the same place, as the annual meeting of stockholders.

      Special meetings of the Board of Directors may be held at any time and place, within or without the State  of Delaware,  designated  in a call by the Chairman  of the Board, President, two or  more Directors, or by one Director in the event there is only a single Director in office. Notice of any special meeting of Directors shall be given at least twenty-four (24) hours in advance, by telephone, email or in writing, stating the date, time, and place of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not describe the purpose of the special meeting.

      A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned  meeting shall be given to the directors who were not present at the time of the adjournment  and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

      Section 3.08. Quorum and Adjournment. A majority of the total number of the entire Board of Directors then in office shall constitute a quorum at all meetings of the Board of Directors for purposes of conducting  business. In the event that one or more of the Directors shall be disqualified  to vote at any meeting,  then the required quomm shall be reduced by one for each such Director so disqualified; provided, however, that in no case shall less than one third (1/3) of the number so fixed constitute a quorum. The majority vote of directors present at a meeting at which a quomm  is present shall be the act of the Board of Directors. If a quorum shall not be present at any mee6ng of the Board of Directors, the directors  present  thereat  may adjourn  the meeting  from time  to time, without  notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.09. Committees. The Board of Directors may, by reso[ution passed by a majority  of the Directors then in office, designate  one or more committees, each committee  to consist of one or more  of the  Directors  of  the Corporation, which to the extent  provided  in such resolution  or these Bylaws shall  have and  may exercise  the powers  of the Board  of Directors  in the management  and affairs of  the Corporation  except  as otherwise  limited  by  the DGCL.  The Board  of Directors  may designate one or more Directors as alternate members of any committee, who may replace any absent or  disqualified  member  at  any  meeting  of  the  committee.  In  the absence  or  disqualification  of  a member of a committee, the member  or members of the committee  present  at any meeting  and not disqualified  from voting,  whether or not be or they constitute  a quorum, may unanimously  appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified  member.  Any such committee, to the extent  provided in t!he resolution  of the Board  of Directors and subject to the provisions of the DGCL, shall have any may exercise all of the powers and authority  of the Board of Directors in the management  of the business .and affairs of the Corporation and may authorize the seal of the Corporation  to be affixed to all papers  which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors  may othetwise  determine, any committee  may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Such committee or committees shall have such name or names as may !be determined from time to time by resolution adopted by the Board of Directors.

      Section   3.10.  Communications  Equipment.   Members   of  the  Board  of  Directors   or  any committee  designated  by  the Board,  may  participate  in  and  act at  any  meeting  of  such  Board  of Directors or committee  thereof  tlu-ougb the use of a conference  telephone or other communications equipment   by  means  of  which  all  persons  participating  in  the  meeting  can  hear  each  other,  and participation  in the meeting pursuant  to this Section  3.I 0 shall constitute  presence  in person  at the meeting.

      Section 3.11. Waiver of Notice and Presumption of Assent. Notice of a meeting of the Board of Directors or any committee thereof need not be given to any Director or committee member who signs a waiver of notice either before, at, or after the meeting. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of  the meeting  to  the  transaction  of  any  business  because  the mee6ng  is  not  lawfully  called  or convened. Such director of the Corporation  who is present at a meeting of its Board of Directors or a committee  of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or votes against or abstains from the action taken.

      Section 3.12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those Directors  present shall be sufficient  to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

      Section 3.13.   Action by Written Consent.  Any action  required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmissions are filed with the minutes of proceedings  of the Board  of Directors or committee thereof   Such filing shall  be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained  in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an  agent  or  otherwise,  that  a consent  to action  will  be effective  at  a future  time (including  a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

      Section 3.14.   Compensation  of Directors.   Directors may be paid such compensation  for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation  for such service.

ARTICLE IV

OFFICERS

      Section  4.01.  Number.  The  officers  of  the  Corporation   shall  be elected  by  the  Board  of Directors and shall consist of a Chief Executive Officer, Managing Director Legal and Project Finance, Managing Director Global Operations, a Secretary, a Treasurer, and such other officers with such other titles as  the Board of Directors  shall  determine.  Any number  of offices  may  be held  by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable. No officer needs to be a shareholder.

      Section  4.02.   Election  and Term  of Office. The officers  of the Corporation  shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The Board of Directors shall appoint other officers to serve for such terms  it deems desirable. Each officer shall hold office until such officer's  s11ccessor is duly elected and qualified  (unless a different  term is specified  in the vote appointing  him or her) or until such officer's earlier death, resignation  or  removal  as  hereinafter  provided.  Other  officers  may  be appointed by the Board of Directors at any meeting.

      Section  4.03. Removal  and  Resignation.  Any officer  may  be removed, at any  time, with  or without cause, by a vote of a majority of the entire number of Directors then in office.  Any officer may resign by delivering  his or her written resignation  to the Corporation  at its principal  office or to the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for  any period  following  his  resignation  or removal, or  any  right  to  damages  on  account  of such removal, unless such compensation  is expressly provided in a duly authorized  written agreement with the Corporation.

      Section 4.04. Vacancies.  The Board of Directors may fill any vacancy occurring  in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, Treasurer and Secretary. Each such successor  shall hold office for the unexpired  term of his or her predecessor  and until his or her successor  is elected and qualified, or until his or her earlier death, resignation or removal.

      Section  4.05.  Compensation. Compensation  of  all  officers  shall  be fixed  by  the  Board  of Directors   or  a  subset   or  committee   thereof  designated   by  the  Board   of  Directors   as  having responsibility  for  compensation  of  officers, and  no officer  shall  be prevented  from  receiving  such compensation  by virtue of his or her also being a director of the Corporation.

      Section 4.06. The Chairman of the Board. The Chairman of the Board, which shall initially be Frederick L. Whitaker, shall be a member of the Board of  Directors and, if present, shall preside  at each meeting of the Board  of Directors  or stockholders.  He or she shall advise  the Chief  Executive Officer, and  in the Chief  Executive  Officer's  absence, other  officers  of  the Corporation,  and shall perform  such  other  duties  as  may from  time  to time  be assigned  to  him  or her  by the  Board  of Directors.

      Section 4.07. The Chief Executive Officer. In the absence of the Chairman of the Board or if a Chairman of the Board shall have not been elected, the Chief Executive Officer (i) shall preside at all meetings  of  the  stockholders  and  Board  of  Directors  at  which  he  or  she  is present  (if  the  Chief Executive Officer is also a Director); (ii) subject to the powers of the Board of Directors, shall have general charge  of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and (iii) shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.
      Section 4.08. Vice Presidents. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined  by the Board of Directors shall, in the absence or disability of the Chief Executive Offi.cer, act with all of the powers and be subject to all the restrictions of the Chief Executive  Officer.  The  Vice President(s)  shall  also perform  such other  duties  and  have such  other powers as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe.

      Section 4.09. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings  of the meetings  in a book or books to be kept  for that purpose. Under the Chief Executive  Officer's supervision, the Secretary  (i) shall  give, or  cause to be given, all notices required to  be given by these Bylaws or by applicable  law; (ii) shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe; and (iii) shall have custody of the corporate seal of the Corporation, if any.

     The Secretary, or an Assistant Secretary, shall have authority to affix the corporate  seal to any instrument  requiring  it  and  when  so  affixed, it  may be  attested  by  his  or  her signature  or by  the signature of such Assistant Secretary. The Board of Directors may give general authority  to any other officer  to  affix  the seal  of  the Corporation  and  to attest  the affixing  by  his or her  signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries  in the order determined lby the Board  of  Directors, shall,  in the absence  or disability  of  the Secretary,  perform  the duties  and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or Secretary may, from time to time, prescribe.

    In the absence of a Secretary or Assistant Secretary, at any meeting of stockholders or Directors, the  person  presiding  at  the  meeting  shall  designate  a temporary  secretary  to keep  a record  of  the meeting.

      Section 4.10. The Treasurer and Assistant Treasurers. The Treasurer (i) shall have the custody of  the  corporate  funds  and  securities;  (ii)  shall  keep  full  and  accurate  accounts  of  receipts  and disbursements  in books belonging to the Corporation; (iii) shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; (iv) shall cause the funds of the Corporation  to be disbursed when such disbursements have been duly authorized,  taking  proper  vouchers  for  such disbursements; (v)  shall render  to the Chief  Executive Officer and the Board of Directors, at its regular meeting or when the Board ofDirectors so requires, an account of the Corporation; and (vi) shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe. The Assistant Treasurer, or if there shall  be more than one, the Assistant Treasurers in the order determined  by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  The Assistant Treasurers shall perfmm  such other duties and have such other powers as the Board  of Directors, the Chief Executive  Officer or Treasurer  may, from time to time, prescribe.

      Section  4.11.  Other  Officers,  Assistant  Officers  and  Agents. Officers,  assistant  officers  and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

      Section 4.12, Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation  and of any person hereby authorized  to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate  the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

      Section   4.13.  Salaries.      Officers   of  the  Corporation   shall   be  entitled   to  such  salaries, compensation  or  reimbursement  as  shall  be fixed  or  allowed  from  time  to time  by  the Board  of Directors.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

      Section  5.01.  Nature  of  Indemnity.  Each  person  who  was  or is  made  a party  or  is or  was threatened to be made a party to or is or was otherwise involved (including involvement as a witness) in any action, suit  or proceeding, whether  civil, criminal, administrative  or investigative  (hereinafter  a
''proceeding"), by  reason  of  the  fact  that  he or  she  (or  a  person  of  whom  he or  she  is the  legal representative), is  or was  a Director,  officer, or fiduciary  of  the Corporation  or,  while  a  Director, officer, or fiduciary of the Corporation, is or was serving at the request of the Corporation as a Director, officer, fiduciary, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with  respect to employee benefit  plans, whether  tihe basis of such proceeding  is alleged action in an otlicial  capacity as a Director, officer, or fiduciary or in any other capacity while serving  as a Director, officer, fiduciary, employee, or agent, shall be indemnified and held  harmless by the Corporation  to the fullest extent  which  it is empowered  to do so by the DGCL (but, in the case of an amendment  of  the DGCL, only to the extent that such amendment  permits the Corporation  to  provide  broader  indemnification  rights  than  said  law  permitted  the  Corporation  to provide  prior  to such  amendment)  against  all expense, liability  and loss  (including  attorneys' fees, judgments, fmes, excise taxes or penalties arising under the Employee Retirement Income Security Act of  1974)  actually  and  reasonably   incurred  or  suffered  by  such  person  in  connection   with  such proceeding  and such indemnification shall continue to such person who  has ceased to be a Director, officer,  or  fiduciary  and  shall inure  to the benefit  of his or her heirs, executors  and  administrators; provided,  however,  that, except as provided  in Section  5.02  of these Bylaws, the Corporation  shall indemnify  any such person seeking indemnification  in connection  with a proceeding  (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized at any time or from time to time by the Board of Directors of the Corporation. The foregoing proviso shall not apply (i) to counterclaims or affirmative defenses asserted by a person seeking indemnification  in an action brought against such person or (ii) to any proceeding brought by a person seeking indemnification  or payment under any directors' and officers' liability insurance covering  such person or seeking enforcement  of such person's rights to indemnification  under this Article V. The right to indemnification  conferred  in this Article V shall be a contract right and, subject  to Sections  5.01 and 5.06 of these Bylaws, shall include  the  right  to  payment  by  the  Corporation  of  the  expenses  incurred  in  defending  any  such proceeding  in  advance  of  its  final  disposition.  The  Corporation   may,  by  action  of  the  Board  of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      Section 5.02. Limitation  of Director Liability. To the fullest extent permitted by the DGCL, as the same  exists or may hereafter  be amended, a Director  of the Corporation  shall  not be personally

LO

liable to the Corporation  or its stockholders  for monetary damages for breach of fiduciary  duty as a Director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved  intentional misconduct of a knowing violation of law, (iii) under Section
174 of the DGCL or (iv) for any transaction  from which the Director  derived  an improper  personal benefit.

      Section 5.03. Right of Claimant to Bring Suit. If a claim under Section 5.01 of these Bylaws is not paid in full by the Corporation  within thirty (30) days after a written claim has been received by the Corporation, the claimant  may at any time thereafter bring suit against the Corporation  to recover the unpaid amount  of the claim and, if successful  in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce  a claim for expenses incurred in defending any proceeding in advance of its final  disposition   where  the  required   undertaking,  if  any  is  required,  has  been  tendered   to  the Corporation)  that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation  to indemnify the claimant  for the amount claimed, but the burden  of proving such defense shall  be on the Corporation. Neither the failure of the Corporation  (including  its Board of Directors, independent  legal counsel, or its stockholders)  to have made a determination  prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he  or she has  met the applicable  standard of conduct  set forth  in the DGCL, nor an actual determination  by the Corporation  (including  its Board, independent  legal counsel, or its stockholders) that the claimant  has not  met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section  5.04. Nonexclusivit;u>f  Article V. The rights  to indemnification  and  the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision  of the Certificate  of Incorporation, bylaw, agreement, vote of stockholders  or disinterested directors or otherwise.

      Section  5.05. Insurance.  The Corporation  may  maintain  insurance, at its expense,  to protect itself  and  any  Director,   officer,  employee  or  agent  of  the  Corporation   or  another  corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation  would have the power to indemnify such person against such expense, liability or loss under the DGCL.

      Section  5.06. Expenses.  Expenses  incurred  by any  person described  in Section  5.01 or these Bylaws in defending a proceeding shall  be paid by the Corporation  in advance of such proceeding's final  disposition  unless  otherwise  determined  by  the Board  of  Directors  in  the specific  case upon receipt of an undertaking  by or on behalf of the relevant director or officer to repay such amount if it shall  ultimately  be determined  that  be is not  entitled  to  be indemnified  by the  Corporation.  Such expenses incurred by other employees  and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
      Section  5.07. Service for Subsidiaries.  Any person serving as a Director, officer,  employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least fifty percent (50%) of whose equity interests are owned by the Corporation  shall be conclusively presumed to be serving in such capacity at the request of the Corporation..

      Section 5.08. Employees and Agents. Persons who are not covered by the foregoing provisions of this A:tticle V and who are or were employees  or agents of the Corporation, or who are or were serving at the request of the Corporation  as employees or agents of another  corporation, partnership, joint venture, tmst or other enterprise, may be indemnified  to the extent autbmized at any time or fiorn time to time by the Board of Directors.

      Section 5.09 Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the Corporation and each Director, officer, or fiduciary who serves in any such capacity at any time while this Article V and the relevant provisions of the DGCL or other applicable law are in effect,  and such rights  shaH continue  as to a Director, officer, or fiduciary  who has ceased to be a Director, officer, or fiduciary and shall inure to the benefit of such Director's, officer's, or fiduciary's heirs, executors and administrators. Any repeal or modification  of this Article V or any such law that adversely affects any right of any Director, officer, or fiduciary or former director, officer, or fiduciary shall be prospective only and shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

      Section  5.10. Merger or Consolidation. For purposes of this Article V, references to "the Corporation" shall  include,  in  addition  to  the  resulting  corporation,  any  constituent  corporation (including any constituent of a constituent) absorbed in a consolidation  or merger which, if its separate existence  had continued, would have had power and authority  to indemnify its directors, officers, and employees  or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise, shall  stand  in  the same  position  under  this  Article  V  with  respect  to  the  resulting  or  surviving corporation  as  he  or  she  would  have  with  respect  to  such  constituent  corporation  if  its  separate existence had continued.

      Section 5.11. Certificate  of Incorporation.  Any discrepancies  in the indemnification  provisions in these Bylaws and the Certificate oflncorporation shall be determined in favor of the language of the Certificate of Incorporation.

ARTICLE VI CERTIFICATES OF STOCK
      Section 6.01. Issuance of Stock; Additional Shares of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation  held in its treasury may be issued, sold, transferred  or otherwise disposed of by vote of the Board  of Directors  in such manner, for such consideration,  and on such  terms as the Board of Directors  may determine.  The Board  of Directors may, at any time and fmm  time to time,  if all of the shares of capital stock which the Corporation  is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed  to be issued,  issue or take subscriptions  for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation.

      Section 6.02.  Form.  Every  holder  of  stock  of  tlhe Corporation  shall  be  entitled  to  have  a certificate, in such form as may be prescribed  by law and  by the Board  of Directors, certifying  the number and class of shares owned by him or her in the Corporation.  Certificates  representing shares in the Corporation shall be signed (either manually or by facsimile) by, or in the name of the Corporation by, the Chairman  of the  Board of Directors, Chief Executive  Officer  or Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

      A certificate that has been signed  by an officer or officers who later ceases to be such officer shall  be valid. Each certificate  representing  shares shall state  upon the face thereof  the name of the Corporation; that the Corporation  is organized under the laws of the State of Delaware; the name of the person or persons to whom issued; the number and class of shares, and the designation  of the series, if any, which such certificate represents.

      If the Corporation  is authorized  to issue different classes of shares or different series within a class, the powers, designations, relative rights, preferences, and limitations applicable t:o each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate  representing  shares of such class or series of stock; alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder a full statement of this information on request and without charge.

      Each certificate  for shares of stock that is subject to any restric6on  on transfer pursuant to the Certificate of Incorporation, bylaws, applicable securities  Laws or any agreement among any number of shareholders, or among such holders and the Corporation, shall have conspicuously noted on the face or back of the  certificate  either  the full text  of  the restriction  or a statement  of the existence  of such restriction.

      Section  6.03.  Transfer  of  Shares.  Except  as  otherwise  established  by  rules  and  regulations adopted  by the Board of Directors, and subject  to applicable  law, transfers  of shares of stock of the Corporation  shall be made only on the stock transfer books of the Corporation  by the holder of such shares  in  person  or  by  such  person's attorney  duly  authorized  in  writing,  and  (a)  in  the  case  of certificated  shares of stock, only after the surrender  to the Corporation of the certificates representing such  shares,  and  (b)  in  case  of  uncertificated   shares  of  stock,  upon  receipt  of  proper  transfer instructions  form the registered holders of the shares or by such person's attorney duly authorized  in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form as determined  by the Corporation  from  time to time. Except  as provided under applicable  law, the person  in  whose  name  shares  stand  on  the  books  of  the  Corporat on  shall  be  deemed  by  the Corporation  to be  the  owner  thereof  for  all  purposes,  and  the Corporation  shall  not  be  bound  to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

      Section 6.03. Record Date. For purposes of fixing the record date in order to determine the stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors  may fix the record date, provided, however,  that such record date may not be more than sixty  (60) days nor less than  ten (1) days  before the meeting or action requiring a determination  of stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned  to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

If no record date is fixed, the record date for determining  stockhoMers entitled to notice of or to vote at a meeting of stockholders  shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders  entitled to express consent to corporate action in writing without a meeting, when no ptior action by the Board of Directors is necessary, shall be the day on which the first written consent is properly delivered  to the corporation.  The record date for determining stockholders for any other purpose shall be at the close of business on the day on wh ich the Board of Directors adopts the resolution relating to such purpose.

      Section 6.04. Lost, Stolen, or Destroyed Certificates. The Corporation  shall issue a new stock certificate in the place of any certificate  previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new  certificate  before  the Corporation  has notice  that  the certificate  has been  acquired  by  a purchaser  for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board  of  Directors,  gives  bond  in  such  form  as  the  Corporation   may  direct,  to  indemnify  the Corporation, the transfer  agent, and registrar against any claim that may be made on account of the alleged loss, destruction,  or theft of a certificate; and (d) satisfies any other reasonable  requirements imposed by the Corporation.

ARTICLE VI GENERAL PROVISIONS
      Section 7.01. Books and Records. This Corporation shall maintain accurate accounting records, and shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, aud a record of all actions  taken by a committee  of the Board of Directors  in place of the Board of Directors  on behalf of the Corporation. The Corporation  or its agent shall maintain a record of its stockholders in a form that permits preparation  of a list of the names and addresses  of all stockholders  in alphabetical order by class of shares showing the number and series of shares held by each. The records shall be maintained in written form or in any other form capable of being converted into written form within a reasonable time.

      Section 7.02.  Dividends.  The Board of Directors of the Corporation may, from time to time, declare and the Corporation  may pay dividends on its shares in cash, property or its own shares, to the full extent permitted by law.

      Section 7.03. Amendments. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided  notice of the proposed  change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting.

      Section  7.04. Fiscal  Year. Except  as from time to time otherwise designated  by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

Section 7.05. Corporate SeaL The corporate seal shall be in such form as shall be approved by the
Board of Directors.

       Section 7.06. Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation  or by these By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized artomey, or by tel egraph, cable or any other available  method, whether before, at or after the time stated in such waiver, or the appearance of such person  or persons at such  meeting in person or by proxy, shall be deemed equivalent  to such notice.

      Section 7.07. Voting of Securities. Except  as the directors  may otherwise designate, the Chief Executive Officer or Treasurer  may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact  for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders  of any other corporation or organization, the securities of which may ibe held by this corporation.

      Section 7.08. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committ,ee or any officer or representative  of the corporation shall as to all persons who rely on the certificate  in good faith be conclusive evidence of such action.